UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2012
(Exact name of registrant as specified in its charter)
Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

Ceradyne, Inc. held its Annual Meeting of Stockholders on May 16, 2012.  A total of 22,331,471 shares of our common stock were represented in person or by proxy at the meeting, representing 91.97% of the 24,280,505 shares of common stock outstanding as of the March 21, 2012 record date.  The final voting results for the matters voted upon at the meeting are as follows:

1.  Proposal 1:  The following six persons were elected as directors to serve a one year term expiring at the Annual Meeting of Stockholders to be held in 2013 or until their successors are elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Joel P. Moskowitz	19,221,040	387,839	2,722,592
Richard A. Alliegro	17,420,914	2,187,965	2,722,592
Frank Edelstein	18,271,134	1,337,745	2,722,592
Richard A. Kertson	17,016,951	2,591,928	2,722,592
Milton L. Lohr	17,330,856	2,278,023	2,722,592
Siegfried Müssig	19,108,564	500,315	2,722,592

2.  Proposal 2:  The results of the stockholder advisory vote on executive compensation were:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,055,559	372,837	1,180,482	2,722,593

3.  Proposal 3: The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2012, was approved by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,001,162	3,305,244	25,065	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.
May 21, 2012	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Corporate Secretary